Exhibit 10.45

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

The Purchase Contract No. FDCG08051

for the Core Components of the Electrical Control

System of SL3000 Wind Turbine

This Purchase Contract is signed between

Sinovel Wind Co., Ltd (hereinafter referred to as Buyer)

Buyer’s Agent: China National Machinery & Equipment Import & Export Corporation (hereinafter referred to as Buyer’s agent)

And

Windtec™ Systemtechnik Handels GmbH in Austria (hereinafter referred to as Seller) in a friendly way.

The contract equipment is used for the purchasing contract of the core components for SL 3000 wind turbine which is signed between Buyer and Seller.

Buyer and Seller agreed as follows:

1.	Definition

In construing this contract, the following words and expressions shall have the meanings hereby assigned to them unless otherwise specified in the contract.

1.1	Contract means this contract, including Article 1 to Article 20.

1.2	Contract price means the price payable to Seller under the contract for the full and proper performance of its contractual obligations, which is not influenced by the price fluctuations.

1.3	Contract currency means the currency used in the payment under the contract, which is Euro.

1.4	Buyer’s Bank means Bank of China designated by Buyer or the other banks designated by Seller.

1.5	Sellers Bank means Bank Austria Creditanstalt AG.

1.6	Effective date of the contract means the date when the contract enters into force upon fulfillment of the conditions stated in Article 20.

1.7	Contract equipment means the core components of electrical control system of SL 3000 wind turbine.

2.	Scope of Supply:

Each set comprises of:

Pos.	Name	No.	Units	Total Price
1	PM 3000	IGBT converter power module	2 off	EUR [**]
2	Crowbar for LVRT	Control unit with power switch	1 off	EUR [**]
3	Pitch Converters – incl. CAN Operator – incl. DC-Filter	3 pitch cabinets, type (PM M-10, rated current 40A, surge current 80A)	3 off	EUR [**]
4	Pitch-Motor (Synchronous Servo Motor with integrated brake)	The pitch motors are servo motors (permanent magnet synchronous machines) with integrated position feedback and integrated thermistors	3 off	EUR [**]
5	Converters for Yaw & Gear Oil Pump – incl. CAN Operator – incl. Filter	PM M-40; rated current 40A; surge current 80A + smaller converter for gear all pump	2 off	EUR [**]
6	Cables	Cables for connection between motor and hub cabinet (+HC4x0)	—	EUR [**]
7	[**] PLC-Modules incl Displays(1)	See Appendix 1	1 off	EUR [**]
8	CMS (Condition Monitoring System)(2) – incl. CPU MX213 – incl. AIC 212 Module – incl. Dummy Module LM201		1 off	EUR [**]

		TOTAL VALUE		EUR [**]

Components designed for Cold Climate conditions of -45deg. survival temperature.

(1)	Items included in scope of delivery see at APPENDIX 1.
(2)	Sensors are beyond SELLER’s scope of core components supply. The respective specification shall be defined by SELLER but purchased by BUYER separately.

3.	Quantities:

Total number of goods is [**] sets.

4.	Price

The total contracting price will be [**] Euros (INCOTERNS 2000, FOB packed)

5.	Port of shipment:

PM3000 Converters shall be on shipment from USA (Wisconsin), others from main European seaport or Austria airport.

6.	Delivery Period:

The delivery will be made in batches as per schedule below (FOB):

CW 38, 2008 – [**] sets of Pos. No. 2 to Pos. No. 8

CW 44, 2008 – [**] sets of Pos. No. 1 (PM3000)

CW 48, 2008 – [**] sets

CW 52, 2008 – [**] sets

CW 05, 2009 – [**] sets

CW 09, 2009 – [**] sets

CW 13, 2009 – [**] sets

CW 18, 2009 – [**] sets

7.	Documentation

Seller shall provide to the Buyer the certificate and test report of the converter together with the equipment.

8.	Payment Schedule:

95% by L/C at sight.

Two weeks before each shipment date, an irrevocable Letter of Credit at an amount of 95% of each shipment value shall be issued by a first-class bank. The L/C shall be according to ICP600. If L/C is delayed, the delivery time will be postponed accordingly.

5% Retention Bond:

The Retention Bond shall be paid upon the expiry of warranty period of 24 months after finished commissioning, or 30 months after the delivery, whichever is earlier – within 14 days, under the precondition that the availability of the electrical control system for each WT is at least [**]% during such period. Such percentage will be the average of a respective wind park. The dependency of this 5%-payment from an availability of [**]% will only be on the condition that (i) control cabinets have been manufactured by BUYER under supervision and instruction of Seller, (ii) test and quality of electrical cabinets have been released by Seller, (iii) fault of electrical control system will be diagnosed by Seller, (iv) replacement of components will be executed by BUYER within 24 hours, and (v) Seller will have continuous and full access to the SCADA system of the respective wind turbines.

BUYER is responsible for item I-V. If any of these items is not fulfilled, the retention bond has to be paid to Seller even in case of an availability of at least [**]% has not been reached.

Seller must provide the following performance bond to Buyer:

Within 30 days after effectiveness of the contract, SELLER shall through SELLER’s bank open an irrevocable performance bond in favour of BUYER, for an amount of EUR 100,000.00. Validity of the guarantee shall be by the end of October 2009.

9.	The Seller shall supply the following documents as part of L/C paperwork:

•	B/L or Air Way Bill

•	Commercial Invoice

•	Packing List

•	Certificate of Origin

•	Certificate of quarantine for Packing Wood; Declaration for Packing Wood issued by Seller marking IPPC

•	Shipping Advice

•	Quality Certificate

The details refer to the detailed definition in L/C.

10.	Delivery notice

Seller shall complete the delivery of Contract Equipment in batches and on time as required in article 6. Two (2) weeks before shipping, Buyer will be informed about the exact date of delivery.

11.	Packing and Marking

Unless otherwise specified in the contract, the contract equipment shall be packed by Seller in a properly manner. And necessary measures shall be taken to protect the contract equipment from moisture, rain, rust, corrosion, shock and other damages according to their different characteristics so as to withstand numerous handling, loading and unloading as well as long distance sea and inland transportation.

The following documents shall be enclosed in each package of the Contract Equipment:

•	Two (2) copies of detailed packing list;

•	Two (2) of quality certificate;

•	One (1) copy of technical documentation for relevant Contract Equipment.

12.	Inspection

Seller shall inspect the Contract Equipment and issue the quality certificates as well as inspection records. All involved expenses shall be for Seller’s account. The quality certificates and inspection records including detail and result of inspection before delivery shall be submitted by Seller to Buyer.

13.	Warranty

Seller warrants, that the Contract Equipment shall be completely new, advanced in technology and superior in quality, free from any defect in design, material and workmanship, suitable for the use and purpose and in conformity with the technical specification.

Seller warrants that the technical documentation shall be complete, clear and correct. Warranty period is 24 months after finished commissioning, or 30 months after the delivery, whichever is earlier.

Warranty means within warranty period in case of any damage or problem of any core components, that the components for replacement will be provided by Seller free of charge and Seller should ensure timely supply of spare parts. Seller shall correct any such failure either at its option, (i) by repairing any defective or damaged part or parts or the supplied products, or (ii) by making available any necessary repaired or replacement parts. Fault of electrical control system will be diagnosed by Seller and replacement of components will be executed by BUYER, each party at his own expense.

14.	Penalty for delayed delivery

In case of delayed delivery of any shipment, starting from the second week of delay, every week of delay will be charged [**]% of the price of the delayed set as penalty, only a delay for more than 4 days is counted as one complete week Sum of the above mentioned penalty shall not exceed [**]% of the total contract price. Payment of the delayed delivery penalty shall not relieve Seller from the obligation of continuing delivery of relevant contract equipment.

15.	Claims

15.1	In case the Contract Equipment supplied by Seller does not meet the specified technical performance during the Warranty Period and Seller doesn’t fulfill his responsibility according to article 13, Buyer has the right to lodge claims against Seller, and Seller shall settle the claims upon the agreement of Buyer in the following way:

1) Repair or remove the defects and discrepancies of the equipment at Seller’s expense. In case Seller cannot send his personnel to the Job Site, Buyer shall have the right to do the repair or removal of the defects and discrepancies and all the expensed incurred should be borne by Seller.

2) Replace the defective equipment or technical documents with new one at Seller’s expenses and Seller shall guarantee the quality of the replaced equipment for a recalculated warrantee period. The replaced and/or supplemented equipment shall be delivered DDP to the Job Site.

In case Seller fails to make proposals for settling the claims according to any and/or all the ways mentioned above within 14 days after notification of the claim raised by Buyer, Buyer shall have the right to recover the claimed amount from Retention Bond (maximum up to 5% of the total contract price).

15.2	The notice of claim for the defective equipment shall be effective if it is issued not later than thirty (30) days after the expiration of the Warranty Period, but the claim must be detected within the warranty period (proved and reported by an independent expert).

15.3	In case Seller fails to accept the claim within thirty (30) days after receipt of Buyer’s claim, the claim shall be regarded as not acceptable by Seller.

16.	Force Majeure

Neither party shall be held responsible for failure or delay to perform all or any party of this contract due to flood, fire, earthquake, snowstorm, drought, hailstorm, hurricane, or any other events that are beyond the control of the affected party and could not reasonably be expected at the time of conclusion of the contract or have been avoided or overcome by such party. However, the party who’s performance is affected by the event of Force Majeure shall give a notice to the other party of its occurrence as soon as possible and a certificate or a document of the occurrence of the Force Majeure event issued by the relative authority or a neutral independent third party shall be sent to the other party not later than (14) days after its occurrence. If the event of Force Majeure event continues for more than (180) days, both parties shall negotiate the performance or the termination of this contract. In the case of such a termination either party shall bear its own costs, further claims for compensation in connection with the termination shall be excluded.

17.	Taxes and Duties

17.1	All taxes in connection with and in the execution of the contract levied by the Chinese government on Buyer in accordance with the tax laws of P.R. China shall be borne by Buyer.

17.2	All taxed levied by the Chinese government on Seller, in connection with and in the execution of the contract, according to Chinese tax laws and the agreement between the government of the People’s Republic of China and the Government of Seller’s country for the reciprocal avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income shall be borne by Seller.

17.3	All taxes arising outside of China in connection with and in execution of the contract shall be borne by Seller.

18.	Arbitration

All disputes arising from, or in connection with the execution of the contract, shall be settled through friendly discussion between the two parties. In case no agreement can be reached throughout, the disputes shall be submitted to Chamber of Commerce in Zurich Switzerland, for Arbitration.

Not withstanding any reference to arbitration, the two parties shall continue to perform their respective obligations under the contact unless the two parties otherwise agree.

19.	Termination

19.1	Buyer may, without prejudice to any remedy by Seller for Seller’s following breach of contract, by written notice of default sent to Seller, terminate the contract in whole or in part, if Seller fails to deliver any or all of the contract Equipment within 120 days after the delivery time specified in Article 6.

19.2	Buyer may at any time terminate the contract, by giving written notice to Seller in case Seller becomes bankrupt or otherwise insolvent, and such termination does not prejudice or affect any right of action or remedy available to Buyer. The same applies vice versa to Seller.

20.	Effectiveness of the Contract and Miscellaneous

20.1	The contract becomes valid on signing by the authorized representatives of the two parties of the Contract.

20.2	The present Contract shall be valid for 3 years from the effective date of the contract, however the Contract shall become null and void automatically when each party of the Contract has fulfilled its rights and obligations under the Contract.

20.3	At the expiration of the Contract, any unsettled credit and debt under the Contract shall not be affected by the expiration of the Contract. The debtor shall still effect his obligation of reimbursement to the creditor.

20.4	The Contract shall be made in English.

20.5	All amendments, supplements and alternations to the terms and conditions of the Contract shall be made in written form and signed by the authorized representatives of the two Parties.

20.6	Unless otherwise stipulated in the Contract, the terms and conditions of the Contract shall be interpreted in accordance with INCOTERMS (2000 Edition).

20.7	No assignment of any right or obligation under the Contract shall be made by either party to a third party without the previous consent of the other party.

20.8	The communication between the two parties shall be conducted in written form. The fax concerning the important matter shall be confirmed timely by the registered or express mail.

Buyer: Sinovel Wind Co., Ltd

Address: Culture Building, No.59, Zhongguancun Street, Haidian, Beijing, China

Post code:  100872

Fx:    (0086) 10-82500072

Ph:    (0086) 10-62515566

Liu Zhengqi:	/s/ Liu Zhengqi
(Signature)

Signing date: March 7th, 2008

Buyer’s Agent: China National Machinery & Equipment Import & Export Corporation

Address: 12/F 178, Guangan Men Wai Street, Xuan Wu District, Beijing, China

Fx:    0086(0)10-63452264

Ph:    0086(0)10-63452250

Authorized representative:
(Signature)

Signing date:

Seller: Windtec™ Systemtechnik Handels GmbH

Address: Schleppeplatz 5, 9020 Klagenfurt, Austria

Fx:    (0043) 463-444604-44

Ph:    (0043) 463-444604-11

Gerald Hehenberger:	/s/ Gerald Hehenberger
(Signature)

Signing date: March 7th, 2008

APPENDIX 1

PLC-Modules for SL 3000

Module Nacelle	Units
Backplane 14 Modules	1
One FAST-BUS Extention Modules with int. Powermodule	1
Cage Clamp Terminal Set with Labeling	1
Ethernet Module Master	1
Interface Module 4x RS 232/422/485	1
Cage Clamp Terminal Set with Labeling	1
Digital Input Module 32	3
Cage Clamp Terminal Set with Labeling	3
Digital In/Output Module 48	2
Cage Clamp Terminal Set with Labeling	2
Temperature Recording Module	4
Cage Clamp Terminal Set with Labeling	4

Backplane 3 Modules	1
One FAST-BUS Extension Module with int. Powermodule	1
Cage Clamp Terminal Set with Labeling	1
CAN-BUS Module	1
Dummy Module	1

Module Towerbase	Units
Backplane 7 Modules	1
One FAST-BUS Extension Module	1
Power Modules [**]	1
Cage Clamp Terminal Set with Labeling	1
Processor Modules	1
Temperature Recording Module	1
Cage Clamp Terminal Set with Labeling	1
Digital In-/Output Module 32	1
Cage Clamp Terminal Set with Labeling	1
Dummy Module	1

Module Converter Cabinet	Units
Digital In-/Output Module	2
Cage Clamp Terminal Set with Labeling	2
Operating Panel, Type OP2	2
Data Cabels for OP2	2

APPENDIX 2

OPERATING PANEL OP2